AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2005

                          Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                     INTERNATIONAL BROADCASTING CORPORATION
            (Exact name of registration as specified in its charter)



              Nevada                                  91-2101440
  --------------------------------                -------------------
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization                Identification No.)


                       1818 West Francis Avenue, Suite 190
                            Spokane, Washington 99205
                                 (509) 466-3413
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)



                     INTERNATIONAL BROADCASTING CORPORATION
              2005 EMPLOYEE SALARY COMPENSATION PLAN AND AGREEMENT
              ----------------------------------------------------
                            (Full Title of the Plans)


                                   Copies to:

                                Daryn P. Fleming
                                President and CEO
                     International Broadcasting Corporation
                       1818 West Francis Avenue, Suite 190
                            Spokane, Washington 99205
                                 (509) 466-3413

                         CALCULATION OF REGISTRATION FEE

                                             Proposed     Proposed
                                             maximum      maximum
                                             offering     aggregate      Amount of
Title of securities           Amount to      price per    offering     registration
 to be registered           be registered     share         price          fee
________________________   ______________   ___________  ___________  ______________
Common Stock, $.0001
par value per share (1)      33,000,000      $0.006(1)     $198,000        $24
________________________   ______________   ___________  ___________  ______________

(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked prices of the securities on the Over-the-Counter Bulletin Board on September 2, 2005.

     Pursuant to Rule 416, there are also being registered such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the debentures and warrants.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          This registration statement relates to two separate prospectuses.


     Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 33,000,000 shares of common stock pursuant to our 2005 Employee Salary Compensation Plan and Agreement (the "Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933, which includes the reoffer of a certain number of shares underlying the Options.

                                   PROSPECTUS

Item 1. Plan Information

     On September 8, 2005, our Board of Directors initially authorized and approved the International Broadcasting Corporation 2005 Employee Salary Compensation Plan and Agreement (the "Plan"). We have reserved a total of 33,000,000 shares of our common stock for issuance upon the grant of common stock awards under the Plan. Awards under the Plan must be issued only for bona fide services and may not be issued under the Plan for services in connection with the offer and sale of securities in a capital raising or capital promoting transaction.

     Shares may be awarded under the Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Board of Directors or compensation committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of shares that may be awarded under the Plan to a single participant. We anticipate that a substantial portion of the shares to be issued under the Plan will be issued as compensation to our employees, directors, technical consultants and advisors who provide services to us.

     The Plan itself does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. Shares issued under awards made to our officers, directors and affiliates become control shares, the resale of which may be covered by this prospectus. The Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Restricted shares awarded under the Plan are intended to be fully taxable to the recipient as earned income.

Item 2. Company Information and Employee Plan Annual Information

     We will provide to Plan participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the
Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at is principal office at 1818 West Francis Avenue, Suite 190, Spokane, Washington 99205, attention: President.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.


     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.



                The date of this Prospectus is September 8, 2005.

                               REOFFER PROSPECTUS

                     INTERNATIONAL BROADCASTING CORPORATION

                        33,000,000 Shares of Common Stock
                               ($.0001 par value)

     This prospectus forms a part of a registration statement, which registers an aggregate of 33,000,000 shares of common stock issued or issuable from time-to-time under the International Broadcasting Corporation 2005 Employee Salary Compensation Plan and Agreement. The Plan covers the issuance of 33,000,000 common shares.

     International Broadcasting Corporation is referred to in this prospectus as "IBC," the "Company," "we," "us" or "our." The 33,000,000 shares to be issued under this prospectus are referred to as the "shares." Persons who are issued shares directly are sometimes referred to as the "selling security holders."

     This prospectus also covers the resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock in any three-month period.

     We will not receive any proceeds from sales of shares by selling security holders.

     These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.










                The date of this prospectus is September 8, 2005.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

     -    Form 10-QSB Quarterly Report filed on May 23, 2005
     -    Form 10-QSB Quarterly Report filed on August 23, 2005; and
     -    Annual Report on Form 10-KSB filed on April 6, 2005.

     All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

     We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, International Broadcasting Corporation, 1818 West Francis Avenue, Suite 190, Spokane, Washington 99205.

                                   THE COMPANY

     We are a developer of broadcasting, publishing and media related businesses and ventures. The Company is essentially an online and offline content provider with two divisions: IBC Radio Network and IBC News Network.

     IBC Radio Network is a 24/7 radio service with a unique, all-talk format focused on business, news, science and the paranormal. The network seeks to carry niche programs not found anywhere else. Radio is an informative and entertaining format that has the test of time behind it.

     IBC News Network is an e-mail-based premium service focused on providing profitable short term Micro-Cap "stock tips and news" to paid subscribers. The IBC News Network is a highly specialized news service that delivers business and financial news and information focusing exclusively on publicly-traded companies that fall into the Micro-Cap category (stocks under $5). These stocks are quoted on the Nasdaq, NYSE, AMEX, OTCBB and Pink Sheets. The goal is for the division to earn a reputation as an authoritative, independent and unbiased news and information source on Micro-Cap stocks, free from any spin, slat or editorial angle. The Web site is designed to become a viable destination that generates revenue through subscriptions to the premium service. The concept is to create a service similar to "Wall Street Journal," and "Investors Business Daily," but focused on small publicly-traded companies that do not receive mainstream press coverage from such prestigious major business media.

             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

     Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the Company's financial condition and results of operations.

We have an accumulated deficit

     The consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since its inception, and has an accumulated deficit of $1,244,120 as of June 30, 2005. The Company's operations have been financed primarily through the issuance of equity and debt. The Company may be required to seek additional capital to continue operations. As a result, there is substantial doubt about the Company's ability to continue as a going concern. For the year ended December 31, 2004, the Company had a loss from continuing operations of approximately $218,045. The Company had an additional loss of $17,717 for the three months ended June 30, 2005. At June 30, 2005 the Company had approximately $1,729 of cash and cash equivalents.

     The Company's ability to grow revenues, achieve cost savings or raise sufficient additional capital will be necessary to service existing indebtedness. The Company cannot assure that it will be able to raise additional working capital to fund these anticipated deficits. Further, there can be no assurance that even if such additional capital is obtained or the planned cost reductions are implemented, that the Company will achieve profitability or positive cash flow. The Company's continued existence is dependent upon its ability to raise capital and to market and sell its services successfully. The financial statements do not include any adjustments to reflect future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of this uncertainty.

We have a limited operating history upon which you can evaluate our business and prospects

     Our Company was founded in October 2000. We have a limited operating history on which you can base an evaluation of our past business and future prospects. We face substantial risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, our Company and our subsidiaries must do the following:

     o    maintain and increase the number of users of our service;

     o    maintain and grow customer support operations at a reasonable rate;

     o    maintain and enhance our services;

     o    develop and upgrade our technology and information processing systems;

     o enhance and expand our service to meet the changing requirements of our users;

     o    provide superior customer service;

     o    remain attractive to potential partners;

     o    respond to competitive developments; and

     o    attract, integrate, retain and motivate qualified personnel.

We may be unable to accomplish one or more of these goals, which could cause our business to suffer. In addition, accomplishing one or more of these goals might be very expensive, which could harm our financial results.

We rely on publicly available information to provide content for our Web site. We may not have timely access to market information.

     The content which appears on our Web sites contain news and information sourced from a wide array of news sources, including television, news wires and the Internet. Because of the time it takes us to review the information, determine what we believe may be of interest to visitors to our Web site and post the information on our Web site, the information may not be timely. While we do not believe these content delivery delays adversely affect our abilities to successfully implement our business model as a result of our niche focus on the OTCBB, our abilities to develop a wide following for our Web site may be adversely affected.

Because our management has limited experience in the financial news industry, our abilities to implement our business model may be adversely affected.

     Prior to founding our company, members of our management had no experience in the financial news industry. The financial news industry is highly specialized, and the management of the majority of the companies with whom we compete may have significantly more experience than our management in gathering and reporting financial news. This lack of experience may be detrimental to the continued implementation of our business model, the establishment of our brand and our abilities to ever effectively compete within our industry.

We operate in a highly competitive industry, and we cannot guarantee you that we will ever achieve any level of success in competing for clients with other financial news companies.

     The providing of financial news is very competitive, and we compete with a number of established, online financial service companies, including Investor's Business Daily, Barron's, TheStreet.com, RagingBull.com, Yahoo! Finance,
Microsoft Investor, Motley Fool and CBS MarketWatch.com, in addition to numerous, lesser known financial news companies targeting small cap and micro cap companies. We are at a competitive disadvantage in attracting advertisers and subscribers due to our relatively small size and somewhat limited scope of our services. In addition, there is not a significant barrier to entry in our market segment niche by competitors. Our competitors are larger and more diversified than IBC, and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

Unauthorized break-ins or other assaults on our service could harm our business

     Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, public release of confidential data or the inability to complete customer transactions. In addition, unauthorized persons may improperly access our data. These and other types of attacks could harm us. Actions of this sort may be very expensive to remedy and could damage our reputation and discourage new and existing customers from using our service.

We are dependent on the continued growth of online commerce

     The business of selling goods over the Internet is relatively new. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. Even as the Internet is accepted, concerns about fraud, privacy and other problems may mean that a broad base of consumers may not adopt the Internet as a medium of commerce. If these consumers prove to be less active and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

The Company's revenues and operating results can be unpredictable.

Our operating results may fluctuate

     Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control.

     Factors that may affect our operating results include the following:

     o    our ability to attract new users;

     o our ability to keep our websites operational and to manage the information included by our service;

     o the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

     o    the   introduction   of  new  services  and  products  by  us  or  our
          competitors;

     o our ability to upgrade and develop our systems and infrastructure to accommodate growth;

     o    technical difficulties or interruptions;

     o    our ability to attract new personnel in a timely and effective manner;

     o    our ability to retain key employees;

     o    our ability to integrate and manage any acquisitions successfully;

     o    our ability to expand our service offerings successfully;

     o    the timing, cost and availability of advertising in traditional media;

     o the timing of payments to us and of marketing and other expenses under existing and future contracts;

     o    consumer trends and popularity of some services;

     o    the success of our brand building and marketing campaigns;

     o    the level of use of the Internet and online services;

     o increasing consumer acceptance of the Internet and other online services; and

     o general economic conditions and economic conditions specific to the Internet and e-commerce industries.

Our limited operating history makes it difficult for us to forecast the level or source of our revenues or earnings accurately.

     We believe that period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. In that event, the trading price of our common stock would almost certainly decline.

Our failure to manage growth could harm us

     We anticipate that further expansion will be required to address potential growth in our customer base. Any expansion we expect will place a significant strain on our management, operational and financial resources. The areas that are put under strain by our growth include the following:

     o Customer Support. We will need to expand our customer support operations to accommodate the increased number of customers. If we are unable to provide these operations in a cost-effective manner, customers of our service may have negative experiences, and current and future revenues could suffer, or our margins may decrease.

     o Customer Accounts. Our revenues are dependent on prompt and accurate billing processes. If we are unable to grow our transaction processing abilities to accommodate the increasing number of transactions that must be billed, our ability to collect revenue will be harmed.

We may not be profitable.

     We believe that our profitability will depend in large part on our ability to do the following:

     o    manage the costs of our business,  including the costs associated with
          maintaining  and  developing  our  services,   customer   support  and
          expansion;

     o    increase our brand name awareness; and

     o    provide our customers with superior information.

     We are going to be investing in marketing and promotion, customer support, to further develope our brand. The costs of these investments are expected to remain significant into the future. In addition, many of our investments in these areas may have significant ongoing contractual commitments in some of these areas. As a result, we may be unable to adjust our spending rapidly enough to compensate for any unexpected revenue shortfall, which may harm our profitability. The existence of several larger and more established companies as well as newer companies, many of whom charge lower rates, may limit our ability to raise user commissions in response to declines in profitability. In addition, we are spending in advance of anticipated growth, which may also harm our profitability.

The Company's future strategy may include pursuing acquisitions that may not be successful.


     The Company's future strategy may include pursuing acquisitions that may not be successful. Acquisitions involve a number of operational risks that the acquired business will not be successfully integrated, may distract management attention, may involve unforeseen costs and liabilities, and possible regulatory costs, some or all of which could have a materially adverse effect on the Company's financial condition or results of operations. The Company may make these additional acquisitions with cash or with stock, or a combination thereof. If the Company does make any such acquisitions, various associated risks may be encountered, including potential dilution to the Company's then current shareholders, as a result of additional shares of common stock being issued in connection with the acquisitions.

We currently own marketable equity securities held for investment which could make it an "investment company." The carrying value of those securities could be substantially reduced or written off in future periods as a result of a dispute regarding those securities.

     The Investment Company Act of 1940 restricts the operations of companies that are deemed to be an "investment company." Based upon the current carrying value of these investment securities at December 31, 2004 we could be deemed to be an inadvertent investment company. It is not our intention, however, to become an investment company and thereby be subject to the Investment Company Act of 1940. If, however, we should inadvertently become subject to the Investment Company Act of 1940 and if we should fail to comply with the requirements of that act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. Any failure to comply with the Investment Company Act would therefore seriously harm our business.

System failures could harm our business.

     Our servers have experienced system failures from time to time. In addition to placing increased burdens on our outsourced engineering staff, these outages create customer questions and complaints that need to be addressed by our customer support personnel. Any unscheduled interruption in our service results in an immediate loss of revenues that can be substantial and may cause some customers to switch to competitors. If we experience frequent or persistent system failures, our reputation and brand could be permanently harmed. We have been taking steps to increase the reliability and redundancy of our system. These steps are expensive, reduce our margins and may not be successful in reducing the frequency or duration of unscheduled downtime.

We may experience breakdowns in our payment processing system that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable.

     A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. To operate our business successfully, we must protect our payment processing and other systems from interruption by events beyond our control. Events that could cause system interruptions include:

     o    fire;
     o    hurricane;
     o    terrorist attacks;
     o    natural disasters;
     o    computer viruses;
     o    unauthorized entry;
     o    telecommunications failure;
     o    computer denial of service attacks; and
     o    power surges, losses and blackouts.

We are dependent on key personnel.

     Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. Our future performance also will depend on our ability to retain and motivate our other key personnel. The loss of the services of any of our executive officers or other key employees could harm our business. We do not maintain any "key person" life insurance policies. Our businesses are all dependent on attracting and retaining key personnel. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, marketing and customer support personnel. We may be unable to successfully attract, integrate or retain sufficiently qualified personnel.

Our business is dependent on the development and maintenance of the Internet infrastructure

     The success of our service will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. If the Internet continues to experience increased numbers of users, increased frequency of use or increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased number of users or bandwidth requirements or by "viruses", "worms" and similar programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic and the processing transactions on our service.

Government regulation of Internet commerce is evolving and unfavorable changes could harm our business

     We are subject to general business regulations and laws or regulations regarding taxation and access to online commerce. These laws or regulations may impede the growth of the Internet or other online services. Regulatory authorities may adopt specific laws and regulations governing the Internet or online commerce. These regulations may cover taxation, user privacy, pricing, content, copyrights, distribution, electronic contracts and characteristics and quality of products and services. Changes in consumer protection laws also may impose additional burdens on companies conducting business online, both in the US and internationally. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and online commerce. Unfavorable resolution of these issues may harm our business.

We are controlled by certain stockholders, executive officers and directors

     Certain stockholders own nearly 45% of our outstanding common stock. As a result, they have the ability to effectively control our Company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company and may make some transactions more difficult or even impossible without the support of these stockholders. Any of these events could decrease the market price of our common stock.

Future sales of our common stock may cause our stock price to decline

     If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decline.

Our stock price has been and may continue to be extremely volatile

     The trading price of our common stock has been and is likely to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

     o    actual or anticipated variations in our quarterly operating results;

     o    additions or departures of key personnel;

     o    announcements of new services by us or our competitors;

     o    changes in financial estimates by securities analysts;

     o    conditions or trends in the Internet and online commerce;

     o    changes in the market valuations of other Internet companies;

     o    developments in Internet regulation;

     o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    sales of our common stock or other securities in the open market; and

     o other events or factors, including these described in this "Risk Factors" section and others that may be beyond our control.

     In addition, the trading price of Internet stocks in general, and ours in particular, have experi-enced extreme price and volume fluctuations in recent periods. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Notwithstanding a sharp decline in the prices of Internet stocks in general, the valuation of our stock remains extraordinarily high based on conventional valuation standards such as price-to-earnings and price-to-sales ratios. The trading price of our common stock has increased and decreased enormously from the initial offering price.

This trading price and valuation may not be sustained. Negative changes in the public's perception of the prospects of Internet or e-commerce companies have in the past and may in future depress our stock price regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of our common stock. In the past, following declines in the market price of a company's securities, securities class-action litigation often has been instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of management's attention and resources.

We do not plan to pay dividends in the foreseeable future.

     We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize on their investment. Investors seeking cash dividends should not purchase our common stock.

FOR ALL OF THE AFOREMENTIONED REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN EVOLVE ONE AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

                     INTERNATIONAL BROADCASTING CORPORATION
              2005 EMPLOYEE SALARY COMPENSATION PLAN AND AGREEMENT

Introduction

     The following descriptions summarize certain provisions of our International Broadcasting Corporation 2005 Employee Salary Compensation Plan and Agreement. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a stock award under the Plan should read the Plan in its entirety.

     On September 8, 2005, our Board of Directors authorized the Plan covering 33,000,000 shares of common stock.

General Terms

     Purposes. The Common Stock will be issued by the Company pursuant to an agreement entered into between the Employees and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreement is intended to provide a method whereby the Employees of the Company may be compensated by stock in the Company in lieu of salaries as well as to receive other stock awards.

     Common Stock. The Board has authorized the issuance of up to 33,000,000 shares of the Common Stock to issue to Employees upon effectiveness of the filing and effectiveness of the Company's registration statement.

     The Employee has agreed to accept shares of Common Stock for compensatory purposes as well as and in lieu of payment for salaries in money, which salary amounts are owing or may subsequently be owed to Employee by Company. The exact number of shares to be issued to each Employee shall be determined between the Company and Employee.

     Status of Shares. The shares shall be issued in lieu of payment of money for salaries, or as special compensation, and the Employee shall become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

     Tax  Treatment to the  Employee.  The Common Stock is not  qualified  under
Section 401(a) of the Internal Revenue code. The Employee, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the earlier of two events occur: (a) shares become freely transferable, or (b) cease to be subject to a substantial risk of forfeiture. Because the employee may immediately fully vest in the shares, the Employee will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer.

     If the transfer of stock to an employee is subject to Section 16(b) of the Securities and Exchange Act of 1934, that employee's rights in the property may be (a) subject to substantial risk of forfeiture, and (b) not freely transferable. This SEC rule defers the tax on such employees, but will lapse and become taxable to the employee at the earlier of (i) the expiration of the 6-month period, or (ii) the first day on which the property's sale would not subject the person to an SEC suit.

     Tax Treatment to the Company. The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Eligibility

     Our officers and key employees are eligible to receive awards under the Plan. Only our employees are eligible to receive incentive options.

Administration

     The Plan will be administered by our Board of Directors or a committee established by the Board such as a compensation committee (the "Committee"). The Board of Directors or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants are to be granted, the terms and provisions of the stock grants, the time or times at which such stock grants shall be granted, and the dates such stock grants vest. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related agreements, are resolved by the Board or Committee.

Federal Income Tax Effects

     In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Securities Laws

     The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Affiliates may sell in any three-month period that number of shares that does not exceed 1% of the total outstanding shares of common stock of the Company.

                            SELLING SECURITY HOLDERS

     The following selling security holders are affiliates of the Company:

                                               Number of
                Name                        Options/Shares
           ----------------                 --------------
           Daryn P. Fleming                   15,000,000
           Sandra Nether                       8,000,000
           Darrell Nether                     10,000,000

     In addition, other stock grants may be made to affiliates which we are not able to identify at this time. Before any of our affiliates sell any of his or her shares received under the Plan, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

     During such time as Messrs. Fleming and Nether and Ms. Nether are deemed affiliates of the Company, as well as any other persons who receive stock grants under the Plan and are deemed affiliates, such persons may effect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock of the Company in any three-month period.

                              PLAN OF DISTRIBUTION

     The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

     The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

          - through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;

          - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

          - through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

     Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Evolve One and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

     We have advised the selling security holders who are affiliates that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus should be delivered. In addition, selling security holders who are affiliates may not dispose of that number of shares that exceed 1% of our outstanding common stock in any consecutive three-month period.

     We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

     Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.


                            DESCRIPTION OF SECURITIES

General

     The following description of our capital stock and provisions of our Certificate of Incorporation is a summary thereof and is qualified by reference to our Certificate of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 200,000,000 shares of common stock, par value $.0001 per share, of which approximately 105,000,000 shares were issued and outstanding as of June 30, 2005. We are authorized to issue 10,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued or outstanding.

Common Stock

     Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

     Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Preferred Stock

     Our Articles of Incorporation authorize our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Nevada law.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716; telephone (732) 872-2727.

                                  LEGAL MATTERS

     The validity of the shares of common stock to be issued under the Plan will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431-7307.

                                     EXPERTS

     The consolidated financial statements of International Broadcasting Corporation as of December 31, 2004, and for the years ended December 31, 2004 and 2003 appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2004, have been audited by Sherb & Co., LLP as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

Nevada General Corporate Law

         Sections 78.751 and 78.7502 of the Nevada General Corporation law provide as follows:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, by reason f the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any discretionary indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper under the circumstances. The determination must be made:

                (a)  By the stockholders;

                (b) By the board of Directors by majority vote of a quorum consisting of Directors were not parties to the act, suit or proceeding;

                (c) If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                (d) If a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

                (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

         NRS 78.752 allows Insurance or other financial arrangements against liability of directors, officers, employees and agents as follows:

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

             (a)  The creation of a trust fund.

             (b)  The establishment of a program of self-insurance.

             (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

             (d)  The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

          4. In the absence of fraud:

             (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

             (b) The insurance or other financial arrangement:

                     (1) Is not void or voidable; and

                     (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

Bylaws

     Article IX of the Bylaws of International Broadcasting Corporation (formerly named Explosive Financial Opportunities, Inc.), provides that every person (including officers and directors) who is a party or is threatened to be a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Shareholders, provision of law or otherwise, as well as their rights under this Article.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     -    Form 10-QSB Quarterly Report filed on May 23, 2005 and
     -    Form 10-QSB Quarterly Report filed on August 23, 2005; and
     -    Annual Report on Form 10-KSB filed on April 6, 2005.

     All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

     We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, International Broadcasting Corporation, 1818 West Francis Avenue, Suite 190, Spokane, Washington 99205.

Item 4. Description of Securities

     A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Nevada General Corporate Law

     Sections 78.751 and 78.7502 of the Nevada General Corporation law provide as follows:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, by reason f the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any discretionary indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper under the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of Directors by majority vote of a quorum consisting of Directors were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

     NRS 78.752 allows Insurance or other financial arrangements against liability of directors, officers, employees and agents as follows:

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (a) The creation of a trust fund.

          (b) The establishment of a program of self-insurance.

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4.   In the absence of fraud:

          (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (b) The insurance or other financial arrangement:

               (1) Is not void or voidable; and

               (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

Bylaws

     Article IX of the Bylaws of International Broadcasting Corporation (formerly named Explosive Financial Opportunities, Inc.), provides that every person (including officers and directors) who is a party or is threatened to be a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of Shareholders, provision of law or otherwise, as well as their rights under this Article.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed

     Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8. Exhibits

  23.1  Consent of Independent Certified Public Accountants*
  99.1 International Broadcasting Corporation 2005 Employee Salary Compensation Plan and Agreement*

------------------------
*   Filed herewith.


Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington on September 2, 2005.

                               INTERNATIONAL BROADCASTING CORPORATION


                                By: /s/ Daryn P. Fleming
                                    ----------------------------------
                                    Daryn P. Fleming, Chief Executive Officer,
                                    President and Principal Executive, Financial
                                    and Accounting Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                           Date
         ---------                                   -----                           ----
                                          Chief Executive Officer
                                          and President
                                          (Principal Executive, Financial
/s/ Daryn P. Fleming                      and Accounting Officer)               September 8, 2005
-------------------------------
Daryn P. Fleming

                                          Vice President,
                                          Chief Operating Officer and
/s/ Darrell W. Nether                     Director                              September 8, 2005
-------------------------------
Darrell W. Nether

                                          Secretary, Treasurer
/s/ Sandra Nether                         and Director                          September 8, 2005
-------------------------------
Sandra Nether